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PARTNER HOSTED CLOUD SERVICES AMENDMENT
TO
DISTRIBUTOR AGREEMENT
CONTRACT NUMBER: AVDIST-021001
This Partner Hosted Cloud Services Amendment (the “Amendment”) is made by and between Avaya Inc. (“Avaya”) and ScanSource, Inc. dba ScanSource Catalyst (“Distributor”) and is effective on the date that the last party below signs it (“Amendment Effective Date”).
WHEREAS:
(A)    Avaya and Distributor are parties to a certain Distributor Agreement, contract number AVDIST1-021001, effective August 16, 2002 as amended (the “Agreement”);
(B)    This Amendment will supersede and replace the Distributor Hosted IP Office Interim Addendum to the Agreement executed between the parties with an effective date of October 20, 2014.
(C)    Avaya and Distributor desire to implement and, where applicable, modify the terms and conditions of the Agreement, pursuant to which Distributor may purchase from Avaya, on a subscription basis, certain Software licenses and related Maintenance Services in order to provide Distributor’s Cloud Services to one or more Resellers in the Territory using Cloud Software located and hosted primarily in Distributor or its subcontractor’s data center for further resale of such Cloud Services by Resellers to Cloud End Users located in the Reseller’s authorized territory or for Reseller’s own internal use, as described in more detail in this Amendment;
(D)    The Agreement is incorporated in this Amendment by reference, except where specifically stated to the contrary. NOW THEREFORE, Avaya and Distributor agree as follows:
1.DEFINITIONS AND INTERPRETATION
1.1.    Definitions. Capitalized terms not defined in this Amendment will have the meanings given them in the Agreement. Any definitions included in this Amendment apply solely for purposes of this Amendment. The following terms will have the meanings assigned to them below:
1.1.1.    “Avaya Aura Call Center Elite System” means Avaya’s proprietary Communication Manager Software licensed as a separate option for the incoming voice call centers.
1.1.2.    “Channel Policies” means all the Avaya policies and programs applicable to Distributor or Resellers and available on Avaya Partner Portal (https://www.avaya.com/salesportal or successor site), as amended by Avaya from time to time at Avaya’s discretion upon prior written notice to Distributor.
1.1.3.    “Cloud” means a delivery model of communication solutions, located primarily in Distributor’s or its subcontractor’s data center, which are made available to one or more Resellers remotely on a subscription basis .
1.1.4.    “Cloud End User” means an End User purchasing Cloud Services from Reseller solely for End User’s internal business use and not for resale, sublease or sublicense.
1.1.5.    “Cloud Fee” means a recurring subscription-based fee payable by Distributor to Avaya for a time-bound license to the Cloud Software and related Maintenance Services provided under this Amendment as described in more detail in this Amendment and/or the Cloud Offer Definition.
1.1.6.    “Cloud Offer Definition” means: (i) any Avaya offer definition document for Cloud Software then current as of the date of Avaya’s acceptance of a Cloud Order under this Amendment describing Avaya’s offer to Channel Partners for the cloud enabled Avaya solutions and related Maintenance Services; and/or (ii) a statement of work executed by the parties describing the specific Cloud Software and related Services to be provided by Avaya to Distributor.

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1.1.7.    “Cloud Order” means an order issued by Distributor to Avaya under this Amendment for the Cloud Software and related Maintenance Services.
1.1.8.    “Cloud Services” means a time-bound subscription service based on the Hosted Solution provided by Distributor to one or more Reseller in the Territory against a periodic fee determined by Distributor during an agreed invoicing period.
1.1.9.    “Cloud Software” means Software made available by Avaya to Distributor subject to a subscription-based fee which enables Distributor to provide Cloud Services.
1.1.10.    “Commencement Date” means, unless otherwise stated on the accepted Cloud Order or the Cloud Offer Definition, the earlier of the following dates: (i) the date of activation of the first Cloud End User or 2 months following the Delivery Date of Cloud Software – where Avaya does not provide Implementation Services for the Cloud Software; or (ii) the date of activation of the first Cloud End User or the date of acceptance of the Implementation Services – where Avaya performs Implementation Services for the Cloud Software.
1.1.11.    “Concurrent Elite Agent License” means licenses for agents or other users to use the Avaya Aura Call Centre Elite Software. Licenses are measured by the number of agents or other users that are simultaneously logged in to the Avaya Aura Call Centre Elite System.
1.1.12.    “Early Termination Fees” means the fees payable by Distributor due to an early termination of a Cloud Order as detailed in Section 14.3.
1.1.13.    “Grace Period” means, with respect to any Cloud Order that is subject to a Minimum Commitment, a limited time period during which, as an exception to the general rule, a Minimum Commitment does not apply. Grace Periods, if applicable, are defined in the applicable Cloud Offer Definition or Avaya’s quotation.
1.1.14.    “Hosted Solution” means the Cloud Software, software, hardware, Third Party Products and/or their combination hosted primarily by Distributor in Distributor’s or its subcontractor’s data center in the Territory for the purpose of providing Cloud Services to one or more Resellers.
1.1.15.    “Minimum Commitment” means a minimum number of Units or a minimum net amount for which Distributor will be invoiced during each invoicing period for the entire Term, irrespective of the actual usage of the Cloud Software. The Minimum Commitment, if applicable, is defined in the applicable Cloud Offer Definition or Avaya’s quotation.
1.1.16.    “Monthly Average Daily Peak” means the number of Units used by Distributor during any invoicing period calculated by adding together the daily peak number of Units for each day in the invoicing period and dividing the resulting sum by the number of days in that period.
1.1.17.    “Monthly Peak” means the highest number of Units used by Distributor during the monthly invoicing period.
1.1.18.    “Resale Agreement” means an agreement between Distributor and Reseller under which Distributor provides Cloud Services to Reseller.
1.1.19.    “Term” means the initial term of a Cloud Order and any renewal terms thereof during which Distributor is authorized to use the Cloud Software and related Maintenance Services on a time-bound subscription basis subject to timely payment of Cloud Fees to Avaya.
1.1.20.    “Unit” refers to the specific metrics used by Avaya as the basis for the pricing and invoicing for the Cloud Software and related Maintenance Services as set out in the then current Avaya price list and more fully described in the applicable Cloud Offer Definition or an accepted Cloud Order including provisioned, configured, concurrent or ordered users or provisioned virtual meeting rooms (VMRs).

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1.2.    Interpretation. In this Amendment, unless otherwise specified or the context expressly requires otherwise: (i) a reference to the singular includes the plural and vice versa; (ii) the headings are inserted for convenience only and will not affect the interpretation of this Amendment; (iii) whenever the words “include”, “includes”, “including” or “in particular” (or similar derivatives) are used, they are deemed to be followed by the words “without limitation”; (iv) all references to “Sections” are to the Sections in this Amendment; (v) all references to “written” or “in writing” include emails or other electronic means of communications; and (v) a reference to “use” or “usage” of the Cloud Software will be deemed to refer to usage, configuration, ordering, provisioning, activation or consumption of the Cloud Software as set out in the applicable Cloud Offer Definition, and any reference to “used” will be construed correlative to the foregoing.
2.    AUTHORIZATION; RESELLERS AND RESALE AGREEMENTS
2.1.    Subject to the terms and conditions of this Amendment, Avaya authorizes Distributor to purchase from Avaya a non-exclusive, non-transferable, non-sublicensable, limited license to use certain Cloud Software and related Maintenance Services for the sole purpose of marketing and providing Cloud Services to Resellers in the Territory for: (i) further resale of such Cloud Services by Resellers to Cloud End Users located in the Reseller’s authorized territory; and (ii) Reseller’s own internal use. Any Cloud Software and Maintenance Services ordered under this Amendment will be provided to Distributor on a subscription basis only subject to timely payment of the applicable Cloud Fees. Unless the Cloud Offer Definition expressly provides otherwise, except for the specific Maintenance Services for the Cloud Software included in the Cloud Fees this Amendment does not apply to any hardware Products or Services necessary to deploy Cloud Services. Such Services or hardware Products may be ordered by Distributor under the terms of the Agreement. Distributor shall not market Cloud Services or use the Hosted Solution except as permitted in this Section and the Internal Use provisions of the Agreement. In particular, Distributor is not authorized to resell Cloud Services or any other Products or Services directly to Cloud End Users. Avaya reserves the right to modify the conditions of or revoke this authorization subject to the terms of the Channel Policies by giving Distributor a [*****] written notice with the effective date on the last day of the applicable invoicing period.
2.2.    Resellers. Prior to providing Cloud Services to any Reseller, Distributor must first execute a Resale Agreement with each such Reseller implementing all flow-down related requirements set forth in this Amendment or, if applicable, amend the existing Resale Agreement for that purpose. Each Reseller to whom Distributor may provide Cloud Services must be an Avaya authorized reseller complying with the Avaya authorization requirements and maintaining all accreditations and credentials for the Cloud Software and related Maintenance Services as set out in the Channel Policies. Resellers are only authorized to market and resell Cloud Services to Cloud End Users located in the Reseller’s authorized territory for Cloud End Users’ own internal use and not for any resale or other provision of Cloud Services to any third parties. Distributor shall expressly prohibit any resale of Cloud Services by Resellers to any other resellers or distributors. To the extent Cloud Services are purchased by any Reseller for its own internal use, then any such Reseller will be deemed a Cloud End User for all purposes of this Amendment.
2.3.    Termination of Resale Agreement. Distributor shall promptly terminate the Resale Agreement, or its part applicable to Cloud Services, with any Reseller who: (i) is no longer an authorized reseller of Avaya; (ii) does not comply with any applicable Avaya authorization requirements or does not maintain any required accreditations or credentials; or (iii) has in any way failed to comply with: (a) Avaya End User License; (b) confidentiality obligations with respect to Avaya’s confidential information or Cloud Software; or (c) any legal obligations including those described in Section 5. In case of termination or expiry of a Resale Agreement, or its part applicable to Cloud Services, for any reason Distributor shall de-activate Cloud Software licenses allocated to the affected Reseller, unless such Reseller’s Cloud End Users are re-allocated to an alternative Reseller within 30 days of termination or expiry of the Resale Agreement. Notwithstanding the foregoing, Distributor shall continue to pay Avaya for any activated Cloud Software licenses for the affected Reseller until such licenses have been deactivated and a reasonable proof of de-activation has been provided to Avaya.
2.4.    Reseller and Cloud End Users obligations. Distributor acknowledges and agrees that certain obligations under this Amendment, whether expressly identified as such in this Amendment or not, may also apply to Resellers and Cloud End Users (“Flowdown Obligations”). Distributor shall: (i) contractually obligate its Resellers to comply with the Flowdown Obligations, including by implementing the Flowdown Obligations in the Resale Agreements and contractually obligating Resellers to include the Flowdown Obligations in the agreements between Resellers and Cloud End Users; (ii) enforce the terms of Resale Agreements against Resellers and fully cooperate with Avaya in doing so; and (iii) contractually obligate Resellers to enforce the terms of their agreements with Cloud End Users in connection with the subject matter of this Amendment and in doing so fully cooperate with Distributor and Avaya. Where any Reseller or Cloud End User fails to comply with any Flowdown Obligation, Avaya will not be held liable for any resulting failure to perform its obligations under this Amendment. Upon Avaya’s request, Distributor shall provide Avaya with a copy of the relevant provisions in the Reseller Agreement containing the Flowdown Obligations.

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2.5.    Indemnification. [*****]
3.    DOCUMENTS AND CLOUD ORDERS
3.1.    Applicable terms. Avaya will provide Cloud Software and related Maintenance Services in accordance with the terms and conditions of this Amendment, the applicable Cloud Offer Definition (if any) and accepted Cloud Order and, solely with respect to the Maintenance Services, the applicable Service Description for the Maintenance Services identified in the Cloud Offer Definition or Avaya’s quotation. The applicable Cloud Offer Definitions and Service Descriptions are incorporated by reference into this Amendment and available on Avaya Channel Partner portal (https://sales.avaya.com/en/products-and-solutions or a successor site as designated by Avaya from time to time), Avaya OneSource portal (www.avaya.com/ebizn or a successor site as designated by Avaya from time to time), or on Distributor’s request directly from Avaya. Upon submission of the Cloud Order, Distributor represents and warrants to Avaya that it has familiarized itself with the applicable Cloud Offer Definition and Service Description then current as of the date of Cloud Order submission.
3.2.    Cloud Orders. Distributor shall issue all Cloud Orders in accordance with Avaya’s quotation, this Amendment and the applicable Cloud Offer Definition and Service Description. The applicable Service Description or Cloud Offer Definition may require, and Distributor agrees, to issue an open or blanket Cloud Order for a pre-defined amount and period of time to enable regular invoicing for the Cloud Software and related Maintenance Services. Distributor shall explicitly reference this Amendment and the applicable Cloud Offer Definition on any Cloud Order and use the Cloud Order form, if provided by Avaya. If a Cloud Order is not submitted based on a form provided by Avaya, Distributor shall also reference the applicable Avaya quotation and any other details that Avaya may reasonably require from time to time. All Cloud Orders are subject to acceptance by Avaya. Each Cloud Order is deemed to incorporate by reference this Amendment, the applicable Cloud Offer Definition and Service Description as it relates to the Maintenance Services for the Cloud Software.
3.3.    Initial and subsequent Cloud Orders. Subject to Distributor’s compliance with the Hosted Solution configuration requirements defined in Section 4.2, Distributor shall issue an initial Cloud Order for the Cloud Software necessary to set-up the Hosted Solution. The initial Cloud Order shall include a specified number of Cloud Software licenses and related Maintenance Services as necessary to properly enable the usage of the Hosted Solution at the desired capacity level. Subject to Distributor’s continued compliance with the terms of this Amendment, Distributor may submit subsequent Cloud Orders relating to that Hosted Solution. Such subsequent Cloud Orders will be based on Avaya’s then current prices for the Cloud Software and related Maintenance Services and may be subject to an additional Minimum Commitment, minimum Term, Early Termination Fees and other terms and conditions as set forth in the then current Cloud Offer Definition or Avaya’s quotation.
3.4.    Order of precedence. Unless this Amendment expressly states otherwise, in the event of a conflict between the Agreement (including its Attachments and Appendices), this Amendment, Service Description, Cloud Offer Definition and any Cloud Order accepted by Avaya, the order of precedence is as follows: (i) this Amendment; (ii) the Agreement; (iii) Cloud Offer Definition; (iv) Service Description; and (v) Cloud Order. In the event of any conflict between any standard Cloud Offer Definition and a statement of work, the statement of work will control.
4.    DISTRIBUTOR RESPONSIBILITIES
4.1.    Authorization, accreditation and credentials requirements. Distributor shall at all times during the term of this Amendment: (i) comply with the industry best practices and standards applicable to the Hosted Solution and Cloud Services as well as any Avaya authorization requirements; and (ii) maintain all accreditations and credentials, applicable to the Avaya authorized Cloud Service Providers and resellers of Cloud Software, related Maintenance Services and other Products included in the Hosted Solution, as detailed in the applicable Cloud Offer Definition and Channel Policies. The authorization, accreditation and credential requirements are subject to review and renewal and may be withdrawn or terminated by Avaya at any time in accordance with this Amendment and the Channel Policies. In addition, Distributor shall require that during the term of the Resale Agreement, or its part applicable to Cloud Services, each Reseller appointed by Distributor to resell Cloud Services must comply with the Avaya authorization requirements and maintain all required accreditations and credentials applicable to resellers of Cloud Software and related Maintenance Services as detailed in the Channel Policies.

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4.2.    Setup and maintenance of Hosted Solution. Distributor is at all times responsible for: (i) the architecture, design, configuration and capacity management of the Hosted Solution excluding any errors solely attributable by Avaya’s architecture, design and configuration of the Cloud Software and other architectural requirements to accommodate the expected number of Resellers and Cloud End Users in order to properly enable the usage of the Hosted Solution at the desired capacity level and compliance with Avaya’s reference architecture and similar requirements; (ii) timely ordering of Cloud Software and related Maintenance Services and any other components of the Hosted Solution; (iii) installation, configuration, maintenance coverage, and other activities in relation to the delivery, deployment, maintenance and support of the Hosted Solution excluding any errors solely attributable by Avaya’s architecture, design and configuration of the Cloud Software; (iv) provision, at Distributor’s own cost, of SIP trunking (if applicable) and all hardware, equipment, software, and services as may be necessary for the deployment of the Hosted Solution and provision of Cloud Services, with the exception of the Cloud Software and related Maintenance Services purchased under this Amendment. Notwithstanding the foregoing, Avaya may require Distributor to make reasonable changes to the Hosted Solution based on the quality, capacity, environmental, safety, security or similar considerations. Any changes required by Avaya that materially affect the functionality or costs of the Hosted Solution, unless such changes are required by law, may be subject to a change control process to be agreed upon by the parties.
4.3.    Security. [*****]
4.4.    Hosting. Distributor may host the Cloud Software from its own or its subcontractor’s data center, provided that Distributor shall: (i) first enter into an agreement with its subcontractor with applicable terms at least as protective of the Cloud Software as the terms of this Amendment (including with respect to compliance with the Avaya End User License, if and to the extent the subcontractor is accessing or using the Cloud Software in connection with its subcontracting activities, and the confidentiality and protection of the Cloud Software), and Distributor shall cooperate with Avaya in enforcing the terms of such agreement; and (ii) [*****].
4.5.    Management of Hosted Solution. Distributor is responsible for the day-to-day management, configuration and capacity management of the Hosted Solution and Cloud Services, including timely ordering (whether from Avaya, its authorized Distributor or third parties) of additional Cloud Software, hardware, software and services necessary to set up and operate the Hosted Solution and to market Cloud Services at the desired capacity and quality level. Distributor and/or Reseller will be responsible for performing all on-boarding and off-boarding activities for each Reseller and Cloud End User. On-boarding activities include design, installation and configuration of the Hosted Solution to meet the requirements of each Reseller and Cloud End User. Prior to on-boarding any Reseller or Cloud End User, Distributor shall ensure that all components of the Hosted Solution are in good working order in accordance with the applicable manufacturer documentation and specifications; provided that Avaya shall remain responsible for the performance of the Cloud Software to the extent covered by the warranty in Section 10.3. Distributor shall notify Avaya of any removal or relocation of the Hosted Solution or any of its components and provide Avaya with all information it may reasonably require for the timely performance of its obligations.
4.6.    Integration into network environment. Distributor is solely responsible for providing all facilities, software, equipment, network, trunking and services, other than Cloud Software licenses provided by Avaya under this Amendment, as may be necessary to deploy the Cloud Services. Distributor is responsible for all costs associated with operating and maintaining such facilities, software and equipment, including rent, office costs, utilities fees, connectivity charges and all applicable taxes and duties with respect to the same. Except to the extent that Avaya is contracted to perform specific integration services, Distributor is responsible for the integration of the Hosted Solution and/or any of its components with (i) Distributor’s, Reseller’s and/or Cloud End User’s network environment and (ii) any interoperating hardware, software or systems.
4.7.    Helpdesk and co-delivery support. Unless the applicable Cloud Offer Definition or Service Description expressly states otherwise, Avaya will only provide Tier 3 and Tier 4 Maintenance Services for the Cloud Software directly to Distributor. Distributor and/or Reseller shall provide co-delivery support to Resellers and Cloud End Users, including helpdesk, Tier 1 and Tier 2 support. Nothing in this Amendment obligates Avaya to provide any Maintenance Services or other support directly to any Reseller or Cloud End User. Distributor must have the ability and competencies to provide helpdesk support and serve as Reseller’s and Cloud End User’s interface and relationship manager. In addition, Distributor and/or Reseller shall be responsible to respond to a reported issue, open a trouble ticket in a tracking system, evaluate the issue and route the trouble ticket to the appropriate support team. Avaya may require Distributor’s helpdesk support personnel to complete, at Distributor’s cost, a series of training courses relating to the applicable Cloud Software and any other Products included in the Hosted Solution.

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4.8.    Endpoints. Except as otherwise expressly stated to the contrary in the applicable Cloud Offer Definition or Avaya’s quotation, Avaya is not responsible for the provision of any end points or similar devices necessary to deploy Cloud Services for any Reseller or Cloud End User, including personal end points, personal computers, mobile devices and telepresence or room systems.
4.9.    Cooperation. In addition to Distributor’s co-operation obligations as set out in the Agreement, at no cost to Avaya, Distributor shall in a reasonably timely manner: (i) provide Avaya with interface and other information regarding access to Third Party Products in the Hosted Solution or Distributor’s, Reseller’s and Cloud End User’s network and necessary third party consents and licenses to enable Avaya’s performance and fulfillment of its obligations; (ii) provide Avaya, its agents and/or subcontractors with access to the Hosted Solution both at the Distributor’s, its subcontractor’s, Reseller’s or Cloud End User’s premises and remotely; (iii) provide Avaya with all credentials, passwords and other information that may be necessary to enable Avaya to access the Cloud Software and usage monitoring application, whether remotely or on-site; (iv) secure all necessary approvals, consents and performance from Resellers required in order for Avaya to perform its obligations under this Amendment or to exercise its rights under this Amendment and contractually obligate its Resellers to secure all necessary approvals, consents and performance from its Cloud End Users required in order for Avaya to perform its obligations under this Amendment or to exercise its rights under this Amendment; (v) for each Resale Agreement and Cloud End User contract, contractually obligate Reseller to provide Avaya with the Reseller and Cloud End User name, contract term and any agreed minimum commitment; and (vi) cooperate in all reasonable ways with Avaya in relation to Avaya’s performance of its obligations under this Amendment, including: (a) in the diagnosis, investigation and correction of any reported Incident; (b) providing Avaya any further information that Avaya may reasonably require to fulfill its obligations under this Amendment; (c) keeping backup or archival copies of its Cloud Orders, databases and computer records in accordance with commercially reasonable computing practices; and (d) notifying Avaya in advance of any significant configuration or definition changes in the Hosted Solution or Cloud Services.
4.10.    Compliance with Channel Policies. Distributor shall comply with all Channel Policies applicable to Distributor. Avaya shall notify Distributor of any modification or termination of the applicable Channel Policies by, at least 30 days prior to the effective date of such modification or termination, by posting the modification or termination on the Avaya Partner Portal (https://www.avaya.com/salesportal) or by other previously agreed to form of notification. Distributor shall periodically check the Avaya Partner Portal for changes to the Channel Policies. If anything contained in the Channel Policies may be interpreted to void or conflict with an express term of this Addendum, the terms of this Addendum will govern.
5.    COMPLIANCE WITH LAWS AND REGULATORY REQUIREMENTS; PAYMENT OF REGULATORY FEES
5.1.    COMPLIANCE WITH LAWS AND REGULATIONS. DISTRIBUTOR SHALL, AND TO THE APPLICABLE EXTENT SHALL OBLIGATE RESELLERS TO, COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN THE TERRITORY, INCLUDING COMPLIANCE WITH ANY LAWS, REGULATIONS, TAXES, FEES OR OTHER REQUIREMENTS RELATED TO THE USE, MARKETING AND PROVISION OF CLOUD SERVICES AND OTHER REGULATED SERVICES AND THE PROVISIONING, HOSTING, USING, INSTALLING, DE-INSTALLING, ACTIVATING, DEACTIVATING AND DECOMMISSIONING OF THE HOSTED SOLUTION (OR ANY PORTION THEREOF) AT DISTRIBUTOR’S, ITS SUBCONTRACTOR’S, RESELLER’S OR CLOUD END USERS’ PREMISES AND ANY REGULATIONS PROMULGATED BY THE FEDERAL COMMUNICATIONS COMMISSION IN THE U.S., AND ANY STATE PUBLIC UTILITY COMMISSION IN THE INDIVIDUAL U.S. STATES, AS WELL AS SIMILAR, CORRESPONDING GOVERNMENTAL AGENCIES IN OTHER COUNTRIES AND LOCALITIES. WITHOUT LIMITING THE FOREGOING, DISTRIBUTOR SHALL, AND TO THE APPLICABLE EXTENT SHALL OBLIGATE RESELLERS TO: (I) COMPLY WITH ALL APPLICABLE DATA PRIVACY AND CALL RECORDING LAWS AND REGULATIONS; AND (II) PROVIDE ANY APPLICABLE NOTICES TO AND OBTAIN ANY APPLICABLE CONSENT FROM RESELLERS AND CLOUD END USERS.
5.2.    Regulatory requirements. Distributor’s authorization under this Amendment is conditioned upon all regulatory notifications, registrations, approvals or consents (as applicable) being made, obtained and maintained by Distributor, at its own cost and during the entire Term, as may be required under any applicable law from time to time. Such regulatory consents and approvals include any registration, notification, approval or consent by the duly authorized authorities for the connection, deployment or use of the Hosted Solution and its components or marketing of Cloud Services in the Territory or to specific types of Resellers or Cloud End Users, such as in particular authorization to: (i) connect any components of the Hosted Solution to the public telecommunications network; (ii) connect the Hosted Solution to the public electrical/energy grid; (iii) import the Hosted Solution components into the Territory; (iv) deploy or use the Hosted Solution in the Territory; or (v) offer and market Cloud Services in the Territory and/or to specific types of Resellers or Cloud End Users.

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5.3.    REGULATORY FEES. IN ADDITION TO DISTRIBUTOR’S OBLIGATION TO PAY TAXES IN ACCORDANCE WITH THE AGREEMENT, DISTRIBUTOR SHALL BE RESPONSIBLE FOR THE COLLECTION AND REMITTANCE OF ANY AND ALL GOVERNMENTAL ASSESSMENTS, SURCHARGES AND FEES PERTAINING TO ITS PROVISION, RESALE OR USE OF THE HOSTED SOLUTION OR CLOUD SERVICES. DISTRIBUTOR SHALL BE RESPONSIBLE FOR ANY AND ALL GOVERNMENTAL ASSESSMENTS, SURCHARGES AND FEES THAT ARE IMPOSED ON AVAYA OR ANY AFFILIATE OF AVAYA INCIDENT TO THE PROVISION OR SALE OF THE CLOUD SOFTWARE AND RELATED MAINTENANCE SERVICES TO DISTRIBUTOR, INCLUDING ANY GOVERNMENT ASSESSMENT OR REGULATORY FEES IMPOSED ON AVAYA AS A RESULT OF A MATERIAL CHANGE IN THE MANNER IN WHICH CLOUD SOFTWARE, MAINTENANCE SERVICE OR AVAYA IS REGULATED.
6.    MONITORING TOOLS
The usage, provisioning, ordering, configuration or activation, as applicable, of any Cloud Software will be determined by Avaya based on the application, procedures or tools specified by Avaya (“Monitoring Tools”). Avaya will have sole authority and control over the installation, configuration, implementation and ongoing administration of any Monitoring Tools. If Distributor can access any Monitoring Tools, it shall do so only in accordance with Avaya’s specifications or instructions and shall not have any administrative privileges within such Monitoring Tools. Distributor shall fully cooperate with Avaya during the installation, configuration, implementation, maintenance, and administration of any Monitoring Tools in accordance with Avaya’s specifications and requirements and shall procure any required co-operation from Resellers and Cloud End Users.
7.    CLOUD FEES; INVOICING AND PAYMENT
7.1.    Prices and Cloud Fees. Prices for the provision of the Cloud Software and applicable Maintenance Services will be as set forth on: (i) Avaya’s price list or Cloud Offer Definition current as of the date of invoicing; or (ii) an accepted Cloud Order. Unless otherwise stated in the Cloud Offer Definition or accepted Cloud Order, prices are quoted on a per Unit per month basis, expressed in U.S. Dollars and exclusive of any and all Taxes. Where any price or Cloud Fee refers to a group or other combination, the price, Cloud Fee and grouping are not divisible. Cloud Fees due under this Amendment are non-cancellable and non-refundable.
7.2.    Changes. Unless otherwise agreed to in writing by Avaya, Avaya may increase list prices, add or delete Unit types and/or modify Distributor’s entitlements under each Unit type by providing Distributor a [*****] written notice, without a need for a formal amendment of this Amendment. Avaya may also decrease prices for the provision of Cloud Software and related Maintenance Services without a need for a formal amendment to this Amendment or advance notice to or the prior consent of Distributor, but Avaya shall provide written notification of any such changes and their effective date. Any changes will apply prospectively as of the effective date indicated on Avaya’s notification.
7.3.    Minimum Commitment. If the applicable Cloud Offer Definition or Avaya’s quotation provides for a Minimum Commitment, the provision and pricing of the Cloud Software and related Maintenance Services will be subject to Distributor’s compliance with that Minimum Commitment during the entire Term. If the Minimum Commitment is higher than the net amount that would have been invoiced by Avaya based on the number of Units actually used by Distributor during any invoicing period for the applicable Cloud Software and related Maintenance Services and Cloud Order, then Avaya will invoice, and Distributor agrees to pay, the Cloud Fees determined in accordance with the applicable Minimum Commitment.
7.4.    Calculation of Cloud Fees. Cloud Fees will be determined by Avaya based on the calculation methodology specified in the applicable Cloud Offer Definition. If no calculation methodology has been specified, the provisions in this Section 7.4 will apply.
7.4.1.    General. Cloud Fees will be calculated by Avaya on a calendar month basis, based on the data available from the Monitoring Tools as set out in Section 6, for each Cloud Software application, each Cloud End User and each Unit type separately. For any partial month, the monthly Cloud Fees will be calculated on a pro rata basis. Cloud Fees will also be due and payable during any Grace Period. The following calculation methodology will apply with respect to the Cloud Software applications identified below if and to the extent the below offers are generally available from Avaya at the date of the Cloud Order submission. The below list is illustrative only and not exhaustive:

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7.4.2.    UCaaS & CCaaS Software. Avaya will invoice Distributor for the Unified Communication Software (“UCaaS Software”) and Contact Center Cloud Software (“CCaaS Software”), excluding WFO Cloud Software (as detailed in Section 7.4.3 below), on a monthly concurrent or provisioned usage basis as detailed in the applicable Cloud Offer Definition. Cloud Fees will be calculated for each UCaaS Software and CCaaS Software application, each Cloud End User and each Unit type separately. Cloud Fees will be determined by multiplying the applicable price per Unit per month by the Monthly Average Daily Peak number of concurrent or provisioned Units.
7.4.3.    WFO Cloud Software. Avaya will invoice Distributor for Workforce Optimization Cloud Software identified in the applicable Cloud Offer Definition or Avaya quotation (“WFO Cloud Software”) as detailed below.
7.4.3.1.    Where the applicable WFO Cloud Software is billed on a per Concurrent Elite Agent License basis, as set out in the Offer Definition or on an Avaya quotation, Avaya will invoice Distributor on a Monthly Peak basis. Cloud Fees will be determined, for each and every Cloud End User, by multiplying the price per applicable WFO Cloud Software per month by the Monthly Peak number of Concurrent Elite Agent Licenses used by the applicable Cloud End User.
7.4.3.2.    Where the applicable WFO Cloud Software is billed on a per server basis as set out in the Offer Definition or on an Avaya quotation, Avaya will invoice Distributor on an active, in-service server basis. Cloud Fees will be determined by multiplying the price per applicable WFO Cloud Software per month by the number of active, in-service servers on which such WFO Cloud Software is installed during the applicable invoicing period in connection with Cloud Services, except that Avaya will not charge Distributor any Cloud Fees with respect to the redundant servers installed with WFO Cloud Software for back-up purposes only.
7.4.3.3.    Where the applicable WFO Cloud Software is billed on a per Cloud End User basis as set out in the Offer Definition or on an Avaya quotation, Cloud Fees will be determined by multiplying the price per applicable WFO Cloud Software per month by the Monthly Peak number of Cloud End Users using such WFO Cloud Software during the applicable month.
7.4.4.    VaaS Software. Avaya will invoice Distributor for Video as a Service Software applications (“VaaS Software”) on a monthly provisioned usage basis. Cloud Fees will be calculated for each Cloud system deployed, each VaaS Software application and each Unit type separately. Cloud Fees for VaaS Software will be determined by multiplying the applicable price per Unit per month by the Monthly Peak number of provisioned Units.
7.4.5.    IP Office and IP Office Contact Center Software. Cloud Fees will be calculated for each IP Office and IP Office Contact Center Cloud Software application and each Unit type separately. Cloud Fees will be determined by multiplying the applicable price per Unit per month by the Monthly Average Daily Peak number of ordered Units. The Unit counts are determined irrespective of how many Units are effectively used. Any IP Office and IP Office Contact Center Cloud Software application made available in any way to Distributor under this Amendment will be charged for and shall be paid by Distributor, even if unused by Distributor or Cloud End User, until such time as the applicable Unit has been deactivated in accordance with the applicable Cloud Offer Definition.
7.4.6.    Avaya Control Manager (ACM). Unless otherwise stated in the applicable Cloud Offer Definition or Avaya’s quotation, Cloud Fees for ACM Cloud Software will be calculated on a per instance basis by multiplying the number of ACM instances active at the end of each invoicing period by the applicable price per instance per month. As it pertains specifically to ACM, an instance of ACM may run on multiple virtual machines which are, in combination, delivering the function of one ACM.
7.5.    Invoicing. Unless otherwise stated in the applicable Cloud Offer Definition or Avaya’s quotation, Cloud Fees will be calculated and invoiced monthly in arrears. Invoicing for each Cloud Order will start on the Commencement Date of that Cloud Order.
7.6.    Information and cooperation. Upon Avaya’s request, Distributor shall timely provide Avaya with all information, data, reports, and Distributor’s full cooperation that may be reasonably required by Avaya to calculate the Cloud Fees. Distributor represents and warrants that to the best of its knowledge any such information and data it provides to Avaya is accurate and complete.
7.7.    Consent to disclosure. As necessary and to the extent permitted by applicable law, Distributor agrees that Avaya may disclose to third parties information related to the use of Cloud Software by Distributor, Resellers or Cloud End Users as it may be necessary to determine compliance with this Amendment or for the calculation or auditing of royalty or other third party software licensing payments.

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8.    SOFTWARE LICENSE
8.1.    License Grant. Notwithstanding anything in the Avaya End User License to the contrary and subject to the terms of this Amendment, Avaya grants to Distributor a personal, nonexclusive, nontransferable, non-sublicensable, limited license to use Cloud Software during the Term solely to provide Cloud Services to Resellers in the Territory for further resale of those Cloud Services to Cloud End Users in the Reseller’s authorized territory or for Reseller’s own internal use. Subject to the provisions set forth in this Amendment, Distributor shall comply with the terms of the Avaya End User License to the same extent as if Distributor were a “Cloud End User”.
8.2.    Cloud Software available to Resellers. In the event that any Cloud Software (or its portion) is installed or downloaded at a Reseller’s site or device or otherwise made available to or accessible by any Reseller, Avaya shall extend the Avaya End User License to such Reseller, providing Distributor shall:
8.2.1.    Obtain, subject to Section 10.9, Reseller’s written agreement to the Avaya End User License prior to or upon Distributor’s acceptance of the Reseller’s order and enforce the Resale Agreement as it pertains to Cloud Software and/or related Documentation;
8.2.2.    Communicate to Reseller the license types applicable to Cloud Software;
8.2.3.    [*****];
8.2.4.    [*****];
8.2.5.    Notify Avaya promptly, if Distributor becomes aware of any Reseller’s breach of the Avaya End User License and, upon Avaya’s request, immediately terminate such Reseller’s access and right to use the Cloud Services; and
8.2.6.    Contractually require that Reseller agree that at the earlier of: (i) the conclusion of the Cloud Services term for that Reseller; or (ii) upon termination or expiry of the Resale Agreement, or its portion associated with the subject matter of this Amendment, Reseller shall: (a) cease and desist all use of the Cloud Software and related Documentation; (b) in accordance with Avaya’s instructions, irretrievably delete, return and/or destroy any Cloud Software installed or downloaded at that Reseller’s site or on its devices or otherwise made available to or accessible by that Reseller, as well as any related Documentation; and (c) certify compliance with the foregoing requirements by an authorized representative of that Reseller. Upon Avaya’s request, Distributor will request such certification from Reseller and provide to Avaya and acknowledges and agrees that Avaya may share with its applicable licensors. Distributor shall obtain Reseller’s consent to provide such certification to Avaya and its licensors.
8.3.    Cloud Software available to Cloud End Users. In the event that any Cloud Software (or its portion) is installed or downloaded at a Cloud End User’s site or device or otherwise made available to or accessible by Cloud End Users, Avaya shall extend the Avaya End User License to such Cloud End User, providing that Distributor shall obligate Reseller in the Resale Agreement to:
8.3.1.    Obtain, subject to Section 10.9, Cloud End User’s written agreement to the Avaya End User License prior to or upon Reseller’s acceptance of the Cloud End User’s order and enforce the terms and conditions of its agreement with Cloud End User as they pertain to Cloud Software and/or related Documentation;
8.3.2.    Communicate to Cloud End User the license types applicable to Cloud Software;
8.3.3.    Not agree to any contractual limitations on Cloud End User’s liability for violations of Avaya’s Intellectual Property Rights, including through breaches of a Cloud Software license or reverse engineering;
8.3.4.    [*****];
8.3.5.    [*****]; and

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8.3.6.    Obtain, subject to Section 8.3.5, Cloud End User’s written agreement that, at the earlier of: (i) the conclusion of the Cloud Services term for that Cloud End User; or (ii) upon termination or expiry of the agreement between the Cloud End User and Reseller associated with the subject matter of this Amendment, Cloud End User shall: (a) cease and desist all use of the Cloud Software and related Documentation; (b) in accordance with Avaya’s instructions, irretrievably delete, return and/or destroy any Cloud Software installed or downloaded at that Cloud End User’s site or on its devices or otherwise made available to or accessible by that Cloud End User, as well as any related Documentation; and (c) promptly certify compliance with the foregoing requirements by an authorized representative of that Cloud End User. Upon Avaya’s request, Distributor shall promptly provide such certification to Avaya and acknowledges and agrees that Avaya may share with its applicable licensors. Distributor shall obtain, or shall procure Reseller to obtain, Reseller’s and Cloud End User’s consent to provide such certification to Avaya and its licensors.
8.3.7.    Not agree with a Cloud End User to a term of Cloud Services that is longer than the Term.
8.4.    Additional License Restrictions. Cloud Software will be provided to Distributor and, if applicable, Reseller and Cloud End User solely on a non- perpetual, time-bound subscription basis (unless a different invoicing period applies). Distributor’s and, if applicable, Reseller’s and Cloud End User’s right to use such Cloud Software will at all times be subject to Distributor’s timely payment of the Cloud Fees and compliance with the terms and conditions of this Amendment. Upon expiry or termination of any Cloud Order or this Amendment for any reason, all applicable Cloud Software licenses will terminate immediately and all related Maintenance Services and any other Avaya obligations will discontinue.
8.5.    Third Party Software Licensing Requirement. Distributor acknowledges and agrees that Distributor’s hosting of any products, including the Cloud Software, that use or embed certain third party software, such as (by way of example only) Microsoft software or codecs, may require Distributor to independently obtain licenses, at its expense, directly from the applicable third party supplier. With respect to Microsoft specifically, if Distributor hosts any products that use or embed Microsoft software, Distributor must independently obtain, at Distributor’s expense, an applicable agreement from Microsoft. With respect to codecs, if Distributor is hosting any products that use or embed the g.729 codec, h.264 codec, or h.265 codec, Distributor acknowledges and agrees that it is responsible for any and all related fees and/or royalties.
8.6.    Ownership of Cloud Software. Distributor understands and agrees that the Cloud Software, and all copies thereof, including translations, compilations, derivative works and partial copies, are and will at all times remain the property of Avaya or its licensors.
8.7.    Notification. Distributor shall provide Avaya with written notice of any misappropriation of confidential information or infringement of Intellectual Property Rights by Distributor, Reseller or Cloud End User as it pertains to Cloud Software and/or any related Documentation or any use of Cloud Software and/or related Documentation that exceeds the scope of the licenses authorized, as soon as reasonably practicable upon becoming made aware of the breach.
8.8.    Termination of License. Avaya may terminate the license granted under this Section 8, any Cloud Order, this Amendment and/or the Agreement if, within 10 business days of Distributor’s receipt of a reasonably detailed written request to cure, Distributor has not: (i) cured all breaches of license limitations or restrictions; (ii) terminated Reseller’s access to Cloud Services and right to use Cloud Software in accordance with Section 8.2.5; or (iii) procured Reseller to terminate Cloud End User’s access to Cloud Services and right to use Cloud Software in accordance with Section 8.3.5.
8.9.    Capex Software. Certain Software licenses may be available for purchase from Avaya on an upfront one-time license fee basis subject to the terms and conditions of this Amendment (“Capex Software”). Except as otherwise stated in this Section, Distributor shall, and shall procure that Resellers and Cloud End User, use the Capex Software consistent with this Amendment, Documentation and associated material code description. Distributor shall, and shall obligate Reseller to, allocate the Capex Software licenses to a specific Cloud End User and may not re-allocate them for use by any other Cloud End User, except as otherwise expressly agreed to by Avaya in writing. Distributor shall maintain a current Maintenance Services support coverage for the Capex Software for the entire term of the Cloud Services. Invoicing, license duration and warranty for the Capex Software licenses will be subject to the applicable provisions in the Agreement, except that no warranty will extend to Cloud End Users.

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9.    AUDIT RIGHTS
Avaya, or an independent auditor acting on Avaya’s behalf, may audit Distributor and, where applicable, its Resellers and Cloud End Users, in connection with usage monitoring and invoicing under this Amendment and/or in order to determine compliance with this Amendment. Distributor shall, and shall procure that Resellers and Cloud End Users, provide Avaya, or an independent auditor acting on Avaya’s behalf, access to any information, data as well as the data centers and premises housing the Hosted Solution and each system configuration containing Cloud Software, on-site and/or remotely, for any actions reasonably required by Avaya to conduct such audits. On-site audits may be conducted upon 5 business days’ notice. No notice is required for remote audits. If Avaya suspects a breach by Reseller or Cloud End User under the Avaya End User License as it relates to this Amendment, then upon Avaya’s request, Distributor shall: (i) audit such Reseller or Cloud End User; or (ii) procure that Reseller audits such Cloud End User. Upon Avaya’s request, Distributor shall, and where applicable shall obligate Reseller to, provide the results of the audit to Avaya. Distributor shall, and shall procure that Resellers and Cloud End Users, fully cooperate with Avaya in connection with any audits conducted by or on behalf of Avaya.
10.    WARRANTIES AND LIMITATIONS
10.1.    Warranty. Avaya warrants to Distributor that during the applicable warranty period: (i) Cloud Software will conform to and operate in accordance with the applicable Documentation in all material respects; (ii) Maintenance Services will be carried out in a professional and workmanlike manner by qualified personnel.
10.2.    Warranty Period. Unless otherwise agreed in writing, the warranty period is [*****] beginning on the date of provision of the Cloud Software or performance of the Maintenance Service, as applicable, provided that no warranty period will be longer than the Term.
10.3.    Cloud Software. If any Cloud Software is not in conformance with the warranty above and during the warranty period Avaya receives from Distributor a written notice describing in reasonable detail how the Cloud Software failed to be in conformance, Avaya shall, at its option, repair or replace the Cloud Software to achieve conformance. Distributor must provide Avaya with: (i) information in sufficient detail to enable Avaya to reproduce and analyze the failure; and (ii) remote or on site access to the Cloud Software, as requested by Avaya. Repaired Cloud Software is warranted as above for the remainder of the original warranty period. If Avaya determines that repair or replacement of the Cloud Software is not commercially reasonable, Distributor may terminate, with prospective effect, the Cloud Order for the affected Cloud Software, subject to payment of Cloud Fees up until termination.
10.4.    Maintenance Services. To the extent that Avaya has not performed Maintenance Services in conformance with the above warranty and, within the warranty period, receives a written notice from Distributor identifying the non-conforming Maintenance Services in reasonable detail, Avaya shall re-perform the non-conforming Maintenance Service.
10.5.    Warranty Procedures. Distributor shall return or otherwise make available the Cloud Software subject to a warranty claim to Avaya in accordance with Avaya’s then current return procedures as defined by the Channel Policies, or as otherwise advised by Avaya, accompanied by evidence that Cloud Software remains entitled to warranty protection.
10.6.    Costs. Within the applicable warranty period Avaya shall not charge for any repair, replacement, error identification or correction of the Cloud Software or Maintenance Service subject to a warranty claim. If Avaya determines that Cloud Software or Maintenance Service is free of defects, Distributor shall pay to Avaya all costs of handling and inspection of the warranty claim at Avaya’s then current rates and reimburse Avaya for all costs incurred.
10.7.    Warranty to Resellers and Cloud End Users. Distributor shall grant Resellers, and shall obligate Resellers to grant to Cloud End Users, a warranty consistent with current market conditions and applicable law for similar high-quality communications services. Distributor’s and Reseller’s grant will be their own responsibility and will not be binding upon Avaya.
10.8.    Support to Resellers and Cloud End Users for Warranty and License Issues. Distributor and/or Reseller shall provide support to Resellers and Cloud End Users with regard to any warranty or non-conformance issues or questions concerning the Cloud Services and Hosted Solution and filing warranty claims, and with regard to any license issue or question. In addition, Distributor shall obligate Resellers to provide the above support to Cloud End Users.
10.9.    NO WARRANTY TO CLOUD END USERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AVAYA END USER LICENSE, THIS AMENDMENT OR THE AGREEMENT, [*****].

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10.10.    Exclusions and Disclaimers. Any warranty exclusions and disclaimers set out in the Agreement apply to the Cloud Software and Maintenance Services. In addition, Avaya is not responsible under this Amendment for any software, equipment, hardware or services that Distributor may have separately purchased apart from this Amendment or is re-using. Distributor is responsible to ensure that any such software, equipment or hardware is in good working order and compatible with the Cloud Software. This Section does not limit any warranty and/or support obligations Avaya may have elsewhere under any agreements with Distributor.
11.    NON-PRODUCTION SOFTWARE
11.1.    At its discretion and upon prior written notice, Avaya may provide, at no charge to Distributor, a defined number of Cloud Software licenses for a limited period of time (“Non-production Term”) solely for Distributor’s internal testing of such Cloud Software in a non-production environment or other noncommercial internal purposes (“Non-production Software”). Except as otherwise stated in this Section 11, Non-production Software will be governed by the Software license provision set out in Section 8, and will be subject to the restrictions detailed in the Avaya End User License. Without Avaya’s prior written consent, Distributor may not disclose the results of the Non-production Software use to any third party. Non-production Software licenses will expire automatically at the earlier of: (i) end of the Non-production Term; or (ii) at the time indicated in Avaya’s notice to Distributor. Distributor may not charge for any service using any Non-production Software.
11.2.    Unless otherwise expressly agreed to by Avaya in writing, Non-production Software may not be installed, downloaded or otherwise made available for use by any Reseller or Cloud End User. Notwithstanding the foregoing, if Avaya gives Distributor prior written approval to conduct a limited pilot using any Non-production Software that involves any Reseller and/or Cloud End User, Distributors shall, and to the applicable extent shall contractually obligate that Resellers shall: (i) not charge Resellers and, if applicable, Cloud End Users during such pilot; (ii) cause Resellers and, if applicable, Cloud End Users to comply with the terms at least as protective as the terms in this Amendment and, except as expressly altered in this Amendment, the Avaya End User License; (iii) upon Avaya’s request, enforce such terms against Resellers and contractually obligate Resellers to enforce such terms against Cloud End Users;; and (iv) cause Resellers and contractually obligate Resellers to cause Cloud End Users to immediately stop using the Non-production Software at the end of the Non-production Term or as notified by Avaya in accordance with Section 11.1. Any feedback or other suggestions provided by Distributor, Resellers or Cloud End Users to Avaya during or as a result of the use of any Non-production Software will become Avaya’s property and Distributor shall obtain and contractually require Reseller to obtain from Cloud End User, written consent to the foregoing from Reseller or Cloud End User, as applicable. Avaya may use such feedback at its discretion, including by assigning, licensing or otherwise transferring any products so changed or modified to third parties without obligation or recourse to Distributor.
11.3.    By providing any Non-production Software that is not generally available (“Non-GA Software”), Avaya does not promise or guarantee that it will make any Non-GA Software generally available to anyone in the future. Avaya has the sole discretion to determine if any Non-GA Software will become generally available and no express or implied obligation to announce the general availability of any Non-GA Software or any similar or compatible product. Distributor’s, Reseller’s or Cloud End User’s access to any Non-GA Software will not be construed as Avaya’s acceptance of a Cloud Order for the generally available version of that Non-GA Software (if any).
11.4.    NOTWITHSTANDING ANYTHING TO THE CONTRARY, NON-PRODUCTION SOFTWARE IS PROVIDED “AS IS”, WITHOUT ANY WARRANTY OR INDEMNIFICATION, AND AVAYA, ITS AFFILIATES, LICENSORS AND SUPPLIERS EXPRESSLY DISCLAIM ANY AND ALL EXPRESS, STATUTORY, IMPLIED OR OTHER WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, [*****]. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 11.4 WILL APPLY EVEN IF ANY LIMITED REMEDY PROVIDED IN THIS AMENDMENT OR THE AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.
12.    INDEMNIFICATION
[*****]

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13.    DISCONTINUATION
At any time during the term of this Amendment Avaya may discontinue the sale or licensing of any generally available offering, Maintenance Services or Cloud Software, or modify generally available offerings, including the underlying Cloud Offer Definitions or Service Descriptions, without liability to Distributor, Reseller, Cloud End User or any other person or entity. Avaya shall notify Distributor in accordance with the then current discontinuation policy of such end of sale date or modification for any Maintenance Services, Cloud Software or generally available offering by posting the relevant information on Avaya’s web sites or by written notice to Distributor. Avaya’s current product lifecycle policy is located at http://support.avaya.com or a successor site as designated by Avaya from time to time.
14.    TERM AND TERMINATION
14.1.    Term of Amendment. This Amendment enters into force on the date last party signs it and remains in force for the duration of the Agreement, unless terminated earlier in accordance with the terms of this Amendment.
14.2.    Term of Cloud Orders. Unless otherwise stated in the applicable Cloud Offer Definition or an accepted Cloud Order: (i) the initial Term of any Cloud Order will start on the Commencement Date and will end 12 months thereafter; and (ii) Cloud Orders will renew automatically for subsequent 12 month terms at Avaya’s then current price list for the relevant Cloud Software and related Maintenance Services and Minimum Commitment (if any), unless either party gives written notice to the other party of its intent not to renew no later than 90 days in advance of each anniversary of the Commencement Date. The Term of any subsequent Cloud Order will be co-terminous with the Term of the underlying initial Cloud Order. Notwithstanding the foregoing, Cloud Orders may be terminated by Distributor in accordance with this Amendment, subject to Distributor’s payment of Early Termination Fees (if any).
14.3.    Early Termination Fees. In case of an early termination of a Cloud Order, Distributor shall pay Avaya the Early Termination Fees set out in the applicable Cloud Offer Definition or Avaya’s quotation (if any), except that no Early Termination Fees will apply in relation to any Cloud Order terminated: (i) in accordance with Section 10.3; or (i) for Avaya’s uncured material breach in accordance with Section 14.5. Avaya may set off the Early Termination Fees against any amounts due by Avaya to Distributor under this Amendment or otherwise, subject to a written notification to Distributor.
14.4.    Termination for convenience. Unless the applicable Cloud Offer Definition states otherwise: (i) Distributor may terminate any Cloud Order for its convenience by providing Avaya at least 3 months advance written notice of its intent to terminate, subject to Distributor’s payment of all Cloud Fees due up until the effective date of termination and the applicable Early Termination Fees (if any); and (ii) any such termination will be effective on the last day of the last month in the termination notice period. In case of an early termination by Distributor for its convenience, Avaya will be under no obligation to refund to Distributor any prepaid amounts.
14.5.    Termination for breach. Subject to Section 8.8, either party may terminate this Amendment and/or any underlying Cloud Order by written notice to the other party, effective immediately upon receipt, if the other party fails to cure any material breach of this Amendment and/or Cloud Order within a 45 day period after having received a written notice from the non-breaching party detailing the breach and requesting the breach to be cured. Notwithstanding the foregoing, Avaya may terminate this Amendment and/or any underlying Cloud Order by written notice to Distributor effective immediately upon receipt if Distributor has not provided Avaya with access to the Cloud Software or Monitoring Tools, whether remotely or on-site, as requested by Avaya, or has otherwise interfered with Avaya’s ability to correctly track the usage of Cloud Software or auditing Distributor’s or Cloud End User’s compliance with Avaya End User License.

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14.6.    Effects of termination. If this Amendment expires or terminates during the Term of any Cloud Order, the parties agree that, except as set forth in this Section, this Amendment will remain in effect solely for purposes of enabling the underlying Cloud Orders. Notwithstanding the foregoing, termination or expiry of this Amendment for an uncured material breach in accordance with Section 14.5 will be deemed to terminate all underlying Cloud Orders, unless the parties expressly agree otherwise in writing. Termination or expiry of any Cloud Order will be deemed to terminate all Cloud Software licenses granted under that Cloud Order. Upon termination or expiry of this Amendment for any reason, Distributor shall immediately and permanently destroy all copies of Cloud Software and any related materials, including Documentation, in Distributor’s possession or control and, upon Avaya’s request, certify such destruction in writing. Rights of termination under this Amendment will be without prejudice to any accrued rights or liabilities of either party to the other arising out of this Amendment. Unless otherwise agreed to by Avaya in writing, upon termination or expiry of this Amendment Distributor shall: (i) discontinue all use of the Licensed Trademarks in connection with the Cloud Software and related Maintenance Services; (ii) cease holding itself out in any manner as an authorized Avaya Cloud or CaaS service provider and notify and arrange for all persons who may identify, list or publish Distributor’s name as an authorized Avaya Cloud or CaaS service provider to discontinue such designation; and (iii) return to Avaya all promotional or other materials supplied by Avaya specifically in connection with the Cloud Software and this Amendment. Upon termination or expiry of this Amendment, Avaya may inform any and all Resellers and Cloud End Users that Distributor is no longer an authorized Avaya Cloud or CaaS service provider and may provide Resellers and/or Cloud End Users with alternative support options to transition to a new service. Provisions in this Amendment concerning ownership, indemnification, limitation of liability, termination, payments due, warranty disclaimers, notices, and any other terms which, by their nature, are intended to survive termination or expiry of this Amendment or a Cloud Order will survive such termination or expiry.
15.    OTHER PROVISIONS
15.1.    Notices. Unless specified elsewhere in this Amendment, any notice under this Amendment will be in writing in English (notwithstanding the language of this Amendment) and addressed to the other party at its address set forth below (or to any other address that the receiving party may designate from time to time in accordance with this Section). Notices will be delivered by: (i) personal delivery; (ii) courier or first class mail (with all fees or postage prepaid); (iii) facsimile (with confirmation of transmission); or (iv) an e-mail of a duly signed PDF document (with receipt confirmed). Notices will be deemed to have been given, as applicable, on the earlier of: (a) the date of receipt; (b) two working days after sending by courier; (iii) five working days after first class posting; (c) next working day after sending by facsimile or email.

FOR DISTRIBUTOR:	FOR AVAYA:
ScanSource, Inc. dba ScanSource Catalyst 6 Logue Court Greenville, SC 29615 United States FASCIMILE: Email: chris.marlar@scansource.com	Attention: Vice President, Law Avaya Inc. 4655 Great America Parkway Santa Clara, CA 95054-1233 United States FACSIMILE: 408-562-3749 Email: lglnoticescomm@avaya.com

15.2.    Electronic signature. This Amendment and any amendment thereto may be executed in multiple counterparts, each of which will constitute an original and all of which will constitute but one document. Subject to any applicable local law requirements, the parties agree that this Amendment and any amendments hereto may be executed by electronic signature, which will be binding between the parties as if handwritten. Any modifications or amendments to this Amendment must be in writing and physically or electronically signed by both parties. In no event will electronic mail constitute a modification or amendment to this Amendment.
15.3.    Amendment to the Agreement. The Agreement (including all attachments and other documents referenced therein as well as any amendments thereto) is amended by this Amendment. Except as modified by this Amendment, all other terms of the Agreement remain unaffected.
15.4.    Entire Agreement. This Amendment along with the Agreement incorporated into this Amendment by reference (except as otherwise stated in this Amendment) constitutes the entire understanding of the parties with respect to the subject matter of this Amendment and will supersede all previous and contemporaneous communications, representations or understandings, either oral or written, between the parties relating to that subject matter and will not be contradicted or supplemented by any prior course of dealing between the parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

ScanSource, Inc. d/b/a ScanSource Catalyst	Avaya Inc.
By: /s/ David Hertwig	By: /s/ Gary M. Levy
Name David Hertwig	Name Gary M. Levy
Title: President, ScanSource Catalyst	Title: Vice President – US Channels
Date: February 1, 2017	Date: February 5, 2017